THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS.

                          MOONEY AEROSPACE GROUP, LTD.


$600,000.00                                                       August 9, 2006
                                                                Kerrville, Texas

For value received, MOONEY AEROSPACE GROUP, LTD. of 165 Al Mooney Road North, Kerrville, Texas 78028 a Delaware corporation (the "Company"), promises to pay to ALPHA HOLDINGS ANSTALT of Pradafant 7, Furstentums 9490, Vaduz, Liechtenstein (the "Holder"), the principal sum of Six hundred thousand Dollars ($600,000.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to seventeen and one-half percent (17.5%) per annum, compounded annually (or the maximum permitted by law, if less). This Note is subject to the following terms and conditions.

         1. MATURITY. Subject to Section 2, principal and any accrued but unpaid interest under this Note shall be due and payable upon demand by the Holder at any time after August 15, 2006 (the "Maturity Date"). Interest on this Note shall be computed on the basis of a 360-day year for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Interest shall be due and payable at the Maturity Date.

         2.       CONVERSION.

                  (a) CONVERSION. The entire principal amount of and accrued interest on this Note shall, at the option of the Holder, be convertible into the Company's Common Stock, $.01 par value (the "Common Stock") if this Note is not paid in full by August 15, 2006. In such event, the Holder may purchase that number of shares equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus accrued interest by (ii) $0.275.

                  (b) MECHANICS AND EFFECT OF CONVERSION. No fractional shares of the Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this
Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion in full of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

         3. EVENTS OF DEFAULT. (a) The unpaid principal and accrued but unpaid interest hereunder shall be immediately due and payable upon request of the Holder following any material breach by the Company of its obligations contained in this Note, provided that if such breach is curable, the Company shall have ten (10) days after written notice of such breach to cure such breach.

         (b) Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

         (b) Upon the occurrence and during the continuance of any event described in Sections 3(a) or 3(b) above (each an "Event of Default"), interest shall accrue on the unpaid principal amount of this Note at 19.9% per annum and shall be payable from time to time on a monthly basis or, at the option of Payee, on demand.

         4. PAYMENT MECHANICS AND PREPAYMENT. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The outstanding principal and accrued interest on this Note may be prepaid in whole or in part by the Company at any time and without penalty.

         5. TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, (a) the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, except for transfers to affiliates upon written notice to the Company and (b) the Company may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Holder, which consent may be withheld by the Holder in his, her or its sole discretion. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

         6 GOVERNING LAW. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

         7. NOTICES. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

         8. AMENDMENTS AND WAIVERS. Any term of this Note may be amended only with the written consent of the Company and the Holder of the Note. Any amendment or waiver affected in accordance with this Section 8 shall be binding upon the Company, the Holders and each transferee of the Notes.

         9. ACTION TO COLLECT ON NOTE. If action is instituted by the Holder to collect on this Note, the Company promises to pay all reasonable costs and expenses, including reasonable attorney's fees, incurred by the Holder in connection with such action.

         10. DEMAND; PROTEST. The Company waives demand, protest, and notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Holder with respect to this Note.

         11. APPLICABLE LAWS. Notwithstanding anything set forth in this Note, if any payment hereunder, including interest, fees or premiums, exceeds the amounts permitted under applicable laws, Holder agrees to accept such payment only to the maximum extent permitted under applicable laws.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.


                                       COMPANY:

                                       MOONEY AEROSPACE GROUP, LTD., a
                                       Delaware corporation


                                       By:
                                          ------------------------------
                                          Gretchen Jahn, President